-------------------------------------------------------------------------------


                          SIXTH SUPPLEMENTAL INDENTURE

                            dated as of June 29, 1999

                                       to

                                 TRUST INDENTURE

                            dated as of July 21, 1995

                                      among

                         SALTON SEA FUNDING CORPORATION

                                       and

                         CHASE MANHATTAN BANK AND TRUST
                    COMPANY, NATIONAL ASSOCIATION, as Trustee
       (as successor in interest to Chemical Trust Company of California)



-------------------------------------------------------------------------------

                          SIXTH SUPPLEMENTAL INDENTURE


                  This SIXTH SUPPLEMENTAL INDENTURE, dated as of June 29, 1999 (this "Sixth Supplemental Indenture"), by and between SALTON SEA FUNDING CORPORATION, a corporation organized under the laws of the state of Delaware (the "Funding Corporation"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to Chemical Trust Company of California) (together with its successors in such capacity, the "Trustee"), a banking association organized under the federal laws of the United States of America.


                              W I T N E S S E T H:

                  WHEREAS, the Funding Corporation and the Trustee are parties to the Trust Indenture, dated as of July 21, 1995, such Trust Indenture, as amended and supplemented by the First Supplemental Indenture, dated as of October 18, 1995, the Second Supplemental Indenture, dated as of June 20, 1996, the Third Supplemental Indenture, dated as of July 29, 1996, the Fourth Supplemental Indenture dated as of October 13, 1998 (the "Fourth Supplemental Indenture"), the Fifth Supplemental Indenture dated as of February 16, 1999, and this Sixth Supplemental Indenture is referred to herein as the "Indenture";

                  WHEREAS, pursuant to the Fourth Supplemental Indenture, the Funding Corporation has issued $285,000,000 7.475% Series F Senior Secured Bonds due November 30, 2018 (the "Initial Series F Securities");

                  WHEREAS, as contemplated by Section 8.1 of the Indenture and by the Series F Registration Rights Agreement, the Funding Corporation has commenced an Exchange Offer for the Initial Series F Securities pursuant to which the Funding Corporation has offered to exchange 7.475% Senior Secured Series F Bonds Due November 30, 2018 (the "Exchange Series F Securities") for a like aggregate principal amount of Initial Series F Securities; and

                  WHEREAS, Section 8.1 of the Indenture permits the Funding Corporation and the Trustee to amend the Indenture, without the consent of any of the Holders, by a supplemental indenture authorized by a resolution of the Board of Directors of the Funding Corporation filed with, and in a form satisfactory to the Trustee, to provide for the issuance of the Exchange Series F Securities.

                  NOW THEREFORE, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Exchange Series F

Securities, and in consideration of the premises and the covenants herein contained and of the acceptance of said Exchange Series F Securities by the Holders thereof and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Securities, as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  For purposes of the Indenture, the following terms shall have the meanings specified unless the context otherwise requires. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

                  "Authorized Denomination" means (i) with respect to the Initial Securities, the Initial Series D Securities, the Initial Series E Securities and the Initial Series F Securities, $100,000 or any integral multiple of $1,000 in excess thereof, (ii) with respect to the Exchange Series A Securities, the Exchange Series B Securities, the Exchange Series C Securities, the Exchange Series D Securities and the Exchange Series E Securities, $1,000 or any integral multiple thereof, and (iii) with respect to any other series of Securities, the denomination set forth in the relevant Supplemental Indenture. In the event of a conflict between the provisions of a Security and the relevant Indenture provisions, the Indenture provisions shall control.

                  "Exchange Series F Securities" means the Securities issued from time to time in the form of Exhibit A to this Sixth Supplemental Indenture.

                  "Initial Series F Securities" means the Securities issued from time to time in the form of Exhibit A-1 and Exhibit A-2 to the Fourth Supplemental Indenture.

                  "Security" or "Securities" means any of the Initial Securities, Additional Securities and Exchange Securities, including, without limitation, any of the Exchange Series A Securities, Exchange Series B Securities, Exchange Series C Securities, Initial Series D Securities, Initial Series E Securities, Exchange Series D Securities, Exchange Series E Securities, Initial Series F Securities and Exchange Series F Securities, issued pursuant to the Indenture.

                  "Series F Exchange Offer Consummation Date" means the date on which Initial Series F Securities are exchanged for Exchange Series F Securities pursuant to an Exchange Offer.

                  "Series F Securities" means, collectively, the Initial Series F Securities and the Exchange Series F Securities.


                                   ARTICLE II
                                 THE SECURITIES

                  SECTION 2.1. Forms of Securities. The Exchange Series F Securities shall contain substantially the terms recited in the form of Security set forth in Exhibit A, and each shall have and be subject to such other terms as provided in the Indenture.

                  SECTION 2.2. Authorization and Terms of the Exchange Series F Securities. (a) The Exchange Series F Securities to be issued under this Sixth Supplemental Indenture are hereby created. The Funding Corporation may issue the Exchange Series F Securities in the form of Exhibit A, and as definitive Securities pursuant to the terms of the Indenture governing definitive Securities, upon the execution of this Sixth Supplemental Indenture, and on or prior to the Series F Exchange Offer Consummation Date, the Funding Corporation may execute and deliver to the Trustee, and upon delivery of a written request by the Funding Corporation to the Trustee in accordance with the provisions of
Section 2.7 of the Indenture, the Trustee shall authenticate and deliver the Exchange Series F Securities to be issued in connection with the Exchange
Offer. Such Funding Corporation order shall specify the amount of the Exchange Series F Securities to be authenticated and the date on which such Securities are to be authenticated. The aggregate principal amount of the Exchange Series F Securities together with the Initial Series F Securities outstanding at any time may not exceed $285,000,000 except as provided in the Indenture.

                           (b)  The Exchange Series F Securities shall be dated
as of the Series F Exchange Offer Consummation Date, shall be issued in an aggregate principal amount up to the aggregate principal amount set forth below and shall have a final matu rity date and bear interest as set forth below:


    Series           Interest Rate        Maturity Date        Principal Amount
    ------           -------------        -------------        ----------------
Series F Bonds          7.475%          November 30, 2018        $285,000,000

                           (c)  The principal of, premium (if any) and interest
on the Exchange Series F Securities shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Payment of principal of and interest on the Exchange Series F Securities shall be made (i) by check or draft mailed on the Scheduled Payment Date to the registered owner as of the close of business on the Record Date immediately preceding the Scheduled Payment Date, at his address as it appears on the registration books of the Trustee or (ii) by wire transfer to such registered owner as of the close of business on such Record Date upon written notice of such wire transfer address in the continental United States given not less than fifteen (15) days prior to such Record Date; provided, however, that if and to the extent that there shall be a default in the payment of the interest or principal due on such Scheduled Payment Date, such defaulted interest and/or principal shall be paid to the Holder in whose name any such Security is registered at the close of business on the day determined by the Trustee as provided in Section 2.4 of the Indenture.

                           (d)  The Exchange Series F Securities will bear
interest at the rate of 7.475% per annum from the most recent date to which interest has been paid on the Initial Series F Securities or, if no interest has been paid on the Initial Series F Securities, from October 13, 1998. Interest on the Exchange Series F Securities shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

                           (e)  Except to the extent that principal has been
paid on the Initial Series F Securities prior to the Series F Exchange Offer Consummation Date, principal of the Exchange Series F Securities shall be paid on the Scheduled Payment Dates as set forth with respect to the Exchange Series F Securities on Schedule I hereto. The principal payable on the Scheduled Payment Dates on the Exchange Series F Securities shall be equal to the product of (i) the aggregate principal amount of Initial Series F Securities that are exchanged for Exchange Series F Securities as of the applicable Record Date divided by the aggregate principal amount of Initial Series F Securities originally issued by the Funding Corporation on October 13, 1998, multiplied by
(ii) the principal amount pay able in accordance with Schedule I hereto on that date.

                           (f)  The Authorized Denomination with respect to the
Exchange Series F Securities shall be $1,000 or any integral multiple thereof.

                  SECTION 2.3. Terms of the Initial Series F Securities. Principal of Initial Series F Securities not exchanged for Exchange Series F Securities shall be paid on the Scheduled Payment Dates as set forth with respect to the Initial Series F Securities on Schedule I of the Fourth Supplemental Indenture. The principal payable on the Sched uled Payment Dates on the Initial Series F Securities shall be equal to the product of (i) the aggregate principal amount of Initial Series F Securities that are not exchanged for Exchange Series F Securities as of the applicable Record Date divided by the amount of Initial Series F Securities originally issued by the Funding Corporation on October 13, 1998, multiplied by (ii) the principal amount payable in accordance with Schedule I of the Fourth Supplemental Indenture on that date.

                  SECTION 2.4. Actions to be Taken. Reference to actions to be taken in connection with any Securities means to both the Initial Series F Securities and the Exchange Series F Securities.

                  SECTION 2.5. Exchange Offer. The Funding Corporation will issue the Exchange Series F Securities in exchange for a like principal amount of outstanding Initial Series F Securities tendered and accepted in connection with an Exchange Offer. Holders may tender their Initial Series F Securities in whole or in part in a principal amount of $1,000 and integral multiples thereof, provided that if any Initial Series F Securities are tendered for exchange in part, the untendered principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof; provided, however, that the Initial
Series F Securities surrendered for exchange pursuant to the Ex change Offer shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Funding Corporation, the Trustee and the Security Registrar, duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document or by means of a message transmitted through electronic means in form satisfactory to the Funding Corporation. Whenever any Initial Series F Securities are so surrendered for exchange, the Funding Corporation shall execute, and the Trustee shall authenticate and deliver to the Security Registrar Exchange Series F Securities in the same aggregate principal amount as the principal amount of Initial Series F Securities that have been surrendered.


                                   ARTICLE III
                                 ACTS OF HOLDERS

                  SECTION 3.1. Determination of Voting Rights. For purposes of this Indenture, all Holders of Initial Series F Securities and Exchange Series F Securities shall vote together as Holders of Series F Securities under the Indenture.

                                   ARTICLE IV
                                    COVENANTS

                  SECTION 4.1. Debt. Section 5.11 of the Indenture is hereby amended by deleting the existing clause (h) of such Section and replacing it with the following clause:

                  "(h) Debt represented by the Exchange Series D Securities, the Exchange Series E Securities and the Exchange Series F Securities."

                                    ARTICLE V
                                  MISCELLANEOUS

                  SECTION 5.1. Execution of Supplemental Indenture. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Sixth Supplemental Indenture forms a part thereof. Except as amended and supplemented hereby, the Indenture (as constituted prior to the date hereof) shall remain in full force and effect.

                  SECTION 5.2. Concerning the Trustee. The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this Sixth Supplemental Indenture, or the due execution hereof by the Funding Corporation, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Funding Corporation.

                  SECTION 5.3. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 5.4. GOVERNING LAW. THIS SIXTH SUPPLEMENTAL INDENTURE AND EACH SECURITY ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, Salton Sea Funding Corporation has caused this Sixth Supplemental Indenture to be executed and its corporate seal to be hereunto affixed and attested by one of its duly authorized officers, and Chase Manhattan Bank and Trust Company, National Association, has caused this Sixth Supplemental Indenture to be executed by one of its duly authorized officers, all as of the day and year first above written.


                                    SALTON SEA FUNDING CORPORATION,
                                    as principal and as agent for the Guarantors


                                    By: /s/ Douglas L. Anderson
                                       ---------------------------------------
                                        Name:  Douglas L. Anderson
                                        Title: Vice President

Attest:


/s/ Steven A. McArthur
-----------------------------
Title:  Secretary


                                    CHASE MANHATTAN BANK AND TRUST
                                    COMPANY, NATIONAL ASSOCIATION (as
                                    successor in interest to Chemical
                                    Trust Company of California), as
                                    Trustee


                                    By: /s/ Rose T. Maravilla
                                       ---------------------------------------
                                        Name:  Rose T. Maravilla
                                        Title: Assistant Vice President

                                                                   Schedule I to
                                                    Sixth Supplemental Indenture


                             PRINCIPAL AMORTIZATION

                  Except to the extent that principal has been paid on the Initial Series F Securities prior to the Series F Exchange Offer Consummation Date, principal of the Exchange Series F Securities due November 30, 2018 will be payable on the Scheduled Payment Dates listed below in an amount equal to the product of (i) the aggregate principal amount of Initial Series F Securities that are exchanged for Exchange Series F Securities as of the applicable Record Date divided by the aggregate principal amount of Initial Series F Securities originally issued by the Funding Corporation on October 13, 1998, multiplied by
(ii) the principal amount payable in accordance with this Schedule I.


                              Percentage of                     Principal
                              Principal Amount                  Amount Payable
Payment Date                  Payable                           (in $'000)
------------                  -------------------------         ----------
November 30, 1998             0.0000%                           $  --
May 30, 1999                  0.0000%                           $  --
November 30, 1999             0.0000%                           $  --
May 30, 2000                  0.0000%                           $  --
November 30, 2000             0.0000%                           $  --
May 30, 2001                  0.2250%                           $641
November 30, 2001             0.2250%                           $641
May 30, 2002                  0.7500%                           $2,137
November 30, 2002             0.7500%                           $2,137
May 30, 2003                  0.5000%                           $1,425
November 30, 2003             0.5000%                           $1,425
May 30, 2004                  0.6250%                           $1,781
November 30, 2004             0.6250%                           $1,781
May 30, 2005                  0.6250%                           $1,781
November 30, 2005             0.6250%                           $1,781
May 30, 2006                  0.6500%                           $1,853
November 30, 2006             0.6500%                           $1,853
May 30, 2007                  0.3750%                           $1,070
November 30, 2007             0.3750%                           $1,070
May 30, 2008                  0.8750%                           $2,495
November 30, 2008             0.8750%                           $2,495

                              Percentage of                     Principal
                              Principal Amount                  Amount Payable
Payment Date                  Payable                           (in $'000)
------------                  -------------------------         ----------
May 30, 2009                  0.3750%                           $1,069
November 30, 2009             0.3750%                           $1,069
May 30, 2010                  1.2500%                           $3,562
November 30, 2010             1.2500%                           $3,562
May 30, 2011                  3.0000%                           $8,550
November 30, 2011             3.0000%                           $8,550
May 30, 2012                  5.7500%                           $16,387
November 30, 2012             5.7500%                           $16,387
May 30, 2013                  5.0750%                           $14,464
November 30, 2013             5.0750%                           $14,464
May 30, 2014                  6.0000%                           $17,100
November 30, 2014             6.0000%                           $17,100
May 30, 2015                  6.5500%                           $18,667
November 30, 2015             6.5500%                           $18,667
May 30, 2016                  7.0500%                           $20,092
November 30, 2016             7.0500%                           $20,092
May 30, 2017                  6.8750%                           $19,594
November 30, 2017             6.8750%                           $19,594
May 30, 2018                  3.4500%                           $9,832
November 30, 2018             3.4500%                           $9,832

                                                                       EXHIBIT A

                     [Form of Senior Secured Series F Bond]

                         SALTON SEA FUNDING CORPORATION
                         7.475% Series F Senior Secured
                           Bond due November 30, 2018

THIS SECURITY IS A REGISTERED GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC").

UNLESS THIS REGISTERED GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE
& CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                                                     CUSIP Number:  [_________]

Number [R-1][R-2]

Principal Amount      Maturity Date           Issue Date          Interest Rate
----------------      -------------           ----------          -------------
$[200,000,000]      November 30, 2018      ______________, 1999       7.475%
$[85,000,000]

REGISTERED HOLDER:     CEDE & CO.

PRINCIPAL AMOUNT:      [TWO HUNDRED MILLION DOLLARS ($200,000,000)]
                       [EIGHTY-FIVE MILLION DOLLARS ($85,000,000)]

                  SALTON SEA FUNDING CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor or assign under the Trust Indenture referred to below), for value received hereby promises to pay to CEDE & Co., or its registered assigns, the outstanding principal amount hereof (reduced by the amount of principal, if any, paid or due, or to be paid or to become due on the Initial Series F Securities (as defined in the Sixth Supplemental Indenture dated June 29, 1999)), such payment to be made in semiannual installments on May 30 and November 30 of each year (commencing May 30, 2001) and ending on the Maturity Date set forth above, each such installment to be in an amount equal to the principal amount set forth opposite the applicable payment date on Schedule I attached hereto (provided that the portion of the principal amount remaining unpaid on the Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest on the unpaid portion of the principal amount at the interest rate set forth above (the "Interest Rate") from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the last interest payment on the Initial Series F Securities occurring prior to the issue date set forth above or, if no interest has been paid on the Initial Series F Securities, from October 13, 1998, semiannually on May 30 and November 30 in each year (commencing November 30, 1998), until the principal amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the Interest Rate set forth above. The principal and interest so payable on any payment date shall, as provided in the Trust Indenture, be paid to the Person in whose name this Security (or one or more predecessor securities) is registered in the Securities Register at the close of business on the Record Date for such payment of principal and interest, which shall be the preceding May 15 and November 15, respectively. Any such principal and interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Person in whose name this

Security (or one or more predecessor securities) was registered in the Securities Register at the close of business on such Record Date, and may be paid to the Person in whose name this Security is registered at the close of business on a subsequent Record Date for the payment of such defaulted principal and interest, to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 15 days prior to such subsequent Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Trust Indenture. This being a Global Security (as that term is defined in the Trust Indenture) deposited with the Custodian acting as depository, and registered in the name of CEDE & CO., as nominee of DTC, CEDE & CO., as holder of record of this Security shall be entitled to receive payment of principal and interest by wire transfer of immediately available funds. All payments in respect of this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

                  Interest shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

                  This Security is one of an authorized series of Securities of the Company known as its 7.475% Senior Secured Series F Bonds Due November 30, 2018. The Securities are issued under the Trust Indenture dated as of July 21, 1995, as supplemented by the First Supplemental Indenture dated as of October 18, 1995, the Second Supplemental Indenture dated as of June 20, 1996, the
Third Supplemental Indenture dated as of July 29, 1996, the Fourth Supplemental Indenture dated as of October 13, 1998, the Fifth Supplemental Indenture dated as of February 16, 1999 and the Sixth Supplemental Indenture dated as of June 29, 1999 (as so supplemented and as the same may be further amended, modified or supplemented from time to time, the "Trust Indenture"), each among the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee", which term includes any successor Trustee under the Trust Indenture). All capitalized terms used herein, unless defined herein, shall have the meanings ascribed to them in the Trust Indenture.

                  All Securities are secured equally and ratably with one another. Reference is hereby made to the Trust Indenture for a description of the nature and extent of the Securities and the respective rights of the Holders of the Securities and of the Trustee and the Company in respect of the Securities and the terms upon which the Securities are made and are to be authenticated and delivered.

                  The principal of, and interest on, this Security are payable from, and secured by, assets subject to the Lien on the Funding Corporation Collateral, in accordance with the terms of the Trust Indenture and the Financing Documents.

                  The obligations of the Company to pay the principal of, premium, if any, and interest on the Securities when due are unconditionally guaranteed by (i) the Salton Sea Guarantors pursuant to the Salton Sea Guarantee, and (ii) the Partnership Guarantors and the Royalty Guarantor (up to an amount equal to, with respect to the Partnership Guarantors and the Royal Guarantor, such Guarantor's Available Cash Flow) pursuant to the Partnership Guarantee and the Royalty Guarantee, respectively. The Guarantees will be secured by the Lien on the Collateral, in accordance with the terms of the Trust Indenture and the Financing Documents.

                  The Securities are subject to an Intercreditor Agreement dated as of July 21, 1995, as amended as of June 20, 1996 and as of October 13, 1998.

                  The Trust Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Trust Indenture at any time by the Company with the consent of the Holders of not less than 51 percent in aggregate principal amount of the Securities at the time Outstanding. The Trust Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Trust Indenture and certain past defaults under the Trust Indenture and their consequences. Any such consent or waiver or direction by the Holder of this Security shall be conclusive and binding upon the Holder and upon all future Holders of this Security and of any security issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                  The Securities are, under certain conditions, subject to mandatory redemption as set forth in Section 3.3 of the Trust Indenture and Sections 2(l) and 2(m) of the Fourth Supplemental Indenture dated as of October 13, 1998.

                  Any payment of interest on any Security, the stated maturity of which payment is on or prior to any Redemption Date, shall be payable to the Holder of such Security, or one or more predecessor securities, registered as such at the close of business on the related Record Date or subsequent Record Date.

                  Notice of any redemption of Securities will be given at least 30 days before the Redemption Date to each Holder at its registered address.

                  Securities (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Trust Indenture shall cease to bear interest from and after the Redemption Date.

                  The unpaid portion of principal, together with all interest accrued thereon and all other amounts due hereunder, shall be due and payable, as provided in the Trust Indenture, upon the occurrence of certain Events of Default in full, or in such lesser amount in the case of an Event of Default relating to the bankruptcy, insolvency, receivership or reorganization of any of the Guarantors which has resulted in an automatic acceleration of any Project Note.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                  The Exchange Series F Securities are issuable in book entry form in denominations of $1,000 and any integral multiple thereof.

                  No service charge will be made to any Holder of Securities for any transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The person in whose name this Security is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Security be overdue regardless of any notice to anyone to the contrary.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual or facsimile signature, this Security shall not be entitled to any benefit under such Trust Indenture, or be valid or obligatory for any purpose.

                  Recourse under this Security is limited as set forth in
Section 13.12 of the Trust Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                            SALTON SEA FUNDING CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


Attested:


--------------------------------
Title:



                          CERTIFICATE OF AUTHENTICATION

                  This Security is one of the Securities referred to in the within-mentioned Trust Indenture.


                                            CHASE MANHATTAN BANK AND TRUST
                                            COMPANY, NATIONAL ASSOCIATION (as
                                            successor in interest to Chemical
                                            Trust Company of California), as
                                            Trustee


                                            By:
                                               --------------------------------
                                            Authorized Signatory

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers) Social Security or Other Identifying Number of Assignee:

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                  (Please print or typewrite name and address,
                         including zip code of Assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------




                                             ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                      SCHEDULE I
                                                 TO SENIOR SECURED SERIES F BOND

                  Except to the extent that principal has been paid on the Initial Series F Securities prior to the Series F Exchange Offer Consummation Date, principal of the Exchange Series F Securities due November 30, 2018 will be payable on the Scheduled Payment Dates listed below in an amount equal to the product of (i) the aggregate principal amount of Initial Series F Securities that are exchanged for Exchange Series F Securities as of the applicable Record Date divided by the aggregate principal amount of Initial Series F Securities originally issued by the Funding Corporation on October 13, 1998, multiplied by
(ii) the principal amount payable in accordance with this Schedule I.



                                Percentage of                   Principal
                                Principal Amount                Amount Payable
Payment Date                    Payable                         (in $'000)
------------                    -------------------------       ----------
November 30, 1998               0.0000%                         $  --
May 30, 1999                    0.0000%                         $  --
November 30, 1999               0.0000%                         $  --
May 30, 2000                    0.0000%                         $  --
November 30, 2000               0.0000%                         $  --
May 30, 2001                    0.2250%                         $641
November 30, 2001               0.2250%                         $641
May 30, 2002                    0.7500%                         $2,137
November 30, 2002               0.7500%                         $2,137
May 30, 2003                    0.5000%                         $1,425
November 30, 2003               0.5000%                         $1,425
May 30, 2004                    0.6250%                         $1,781
November 30, 2004               0.6250%                         $1,781
May 30, 2005                    0.6250%                         $1,781
November 30, 2005               0.6250%                         $1,781
May 30, 2006                    0.6500%                         $1,853
November 30, 2006               0.6500%                         $1,853
May 30, 2007                    0.3750%                         $1,070
November 30, 2007               0.3750%                         $1,070
May 30, 2008                    0.8750%                         $2,495
November 30, 2008               0.8750%                         $2,495

                                Percentage of                   Principal
                                Principal Amount                Amount Payable
Payment Date                    Payable                         (in $'000)
------------                    -------------------------       ----------
May 30, 2009                    0.3750%                         $1,069
November 30, 2009               0.3750%                         $1,069
May 30, 2010                    1.2500%                         $3,562
November 30, 2010               1.2500%                         $3,562
May 30, 2011                    3.0000%                         $8,550
November 30, 2011               3.0000%                         $8,550
May 30, 2012                    5.7500%                         $16,387
November 30, 2012               5.7500%                         $16,387
May 30, 2013                    5.0750%                         $14,464
November 30, 2013               5.0750%                         $14,464
May 30, 2014                    6.0000%                         $17,100
November 30, 2014               6.0000%                         $17,100
May 30, 2015                    6.5500%                         $18,667
November 30, 2015               6.5500%                         $18,667
May 30, 2016                    7.0500%                         $20,092
November 30, 2016               7.0500%                         $20,092
May 30, 2017                    6.8750%                         $19,594
November 30, 2017               6.8750%                         $19,594
May 30, 2018                    3.4500%                         $9,832
November 30, 2018               3.4500%                         $9,832